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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-3 (No. 333-750351) of TMP Worldwide Inc. and Subsidiaries of our reports dated April 15, 1999, relating to the supplemental consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Form 8-K dated April 21 , 1999.

                                          /s/ BDO SEIDMAN, LLP
                 ---------------------------------------------------------------
                                          BDO SEIDMAN, LLP

New York, New York
April 20, 1999